UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K/A
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2017
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 2.01    Completion of Acquisition or Disposition of Assets.
On June 21, 2017, Carter Validus Mission Critical REIT II, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission ("SEC"), dated June 15, 2017, regarding the completion by a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP (“CVOP II”), the Company’s operating partnership, of the acquisition of 100% of a combination of fee simple and leasehold interests in an approximately 995,728 gross rentable square foot data center (the “250 Williams Atlanta Data Center”), located in Atlanta, Georgia. With the filing of this Current Report on Form 8-K/A, the Company hereby amends the Current Report on Form 8-K filed with the SEC on June 21, 2017, to provide the financial statements and pro forma financial information required by Item 9.01 related to the acquisition of the 250 Williams Atlanta Data Center.

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Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Real Estate Acquired

(b)	Pro Forma Financial Information

2

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: August 31, 2017	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

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INDEPENDENT AUDITORS' REPORT
Members
DCII-250 Williams Street NW, LLC
Tampa, Florida

We have audited the accompanying historical summary of gross income and direct operating expenses of 250 Williams Atlanta Data Center (the “Property”) for the year ended December 31, 2016, and the related notes to the financial statement.
Management's Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this financial statement in accordance with the applicable rules and regulations of the Securities and Exchange Commission as described in Note 2 to the financial statements; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the historical summary of gross income and direct operating expenses of the Property for the year ended December 31, 2016, in accordance with the rules and regulations of the Securities and Exchange Commission.
Emphasis of Matter
We draw attention to Note 2 to the accompanying financial statement, which describes that the historical summary of gross income and direct operating expenses of the Property was prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on Form 8-K/A of Carter Validus Mission Critical REIT II, Inc.) and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion has not been modified with respect to this matter.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
August 31, 2017

250 Williams Atlanta Data Center
Historical Summary of Gross Income and Direct Operating Expenses
Three Months Ended March 31, 2017 (Unaudited) and Year Ended December 31, 2016
(in thousands)

	Three Months Ended March 31, 2017 (Unaudited)	Year Ended December 31, 2016
Gross income:
Rental and parking income	$5,098	$19,973
Tenant reimbursement income	965	4,051
Total gross income	6,063	24,024
Direct operating expenses:
Operating and maintenance	2,198	9,291
Property taxes and insurance	571	2,175
Total direct operating expenses	2,769	11,466
Excess of gross income over direct operating expenses	$3,294	$12,558
See accompanying notes to historical summary of gross income and direct operating expenses.

250 Williams Atlanta Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
Three Months Ended March 31, 2017 (Unaudited) and Year Ended December 31, 2016

Note 1—Business
On June 15, 2017, Carter Validus Mission Critical REIT II, Inc. (the “Company”) acquired the 250 Williams Atlanta Data Center, located in Atlanta, Georgia (the “Property”). The Company acquired the Property through DCII-250 Williams Street NW, LLC, an indirect wholly owned subsidiary. The contract purchase price for the Property was $166,000,000, exclusive of closing fees and costs. The acquisition was funded with a combination of (1) a loan in the aggregate principal amount of $116,200,000, which is secured by the Property, (2) net proceeds from the Company’s ongoing initial public offering and (3) proceeds from the Company's secured credit facility.
The Property is a 995,728 gross rentable square foot (unaudited) data center, located at 250 Williams Street, Atlanta, Georgia. The Property is approximately 88.3% leased to 12 tenants as of March 31, 2017.
Note 2—Basis of Presentation
The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.
The unaudited Historical Summary for the three months ended March 31, 2017 has been prepared on the accrual basis of accounting. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The Historical Summary for the three months ended March 31, 2017 is not necessarily indicative of the expected results for the entire year ended December 31, 2017.
A Historical Summary is being presented for the most recent year available instead of the three most recent years based on the following factors: (1) the Property was acquired from an unaffiliated party; and (2) based on due diligence of the Property conducted by the Company, management is not aware of any material factors relating to the Property that would cause this financial information not to be indicative of future operating results.
Note 3—Gross Income
The Property is leased to tenants under operating leases with varying terms through 2029. The Company retains substantially all of the risks and benefits of ownership of the Property. Revenue is recognized on a straight-line basis over the lease term, regardless of when payments are due.
As of March 31, 2017, the Property had four tenant concentrations that accounted for 10.0% or more of contractual rental revenue. The leases with American Cancer Society, U.S. South Communications, Inc., Internap Network Services Corporation and Georgia Lottery Corporation accounted for 28.4%, 22.7%, 21.3% and 11.8%, respectively, of contractual rental revenue for the three months ended March 31, 2017. As of December 31, 2016, the Property had four tenant concentrations that accounted for 10.0% or more of contractual rental revenue. The leases with American Cancer Society, U.S. South Communications, Inc., Internap Network Services Corporation and Georgia Lottery Corporation accounted for 27.0%, 21.8%, 20.5% and 11.5%, respectively, of contractual rental revenue for the year ended December 31, 2016.
The future minimum rent to be received from the Property under the non-cancelable operating leases for the nine months ending December 31, 2017 and for each of the next four years ending December 31 and thereafter, are as follows:

Year	Amount
Nine Months Ending December 31, 2017	$13,180
2018	18,132
2019	18,983
2020	16,313
2021	15,239
Thereafter	24,228
Total	$106,075

250 Williams Atlanta Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
Three Months Ended March 31, 2017 (Unaudited) and Year Ended December 31, 2016

Certain operating expenses incurred in the operations of the Property are recoverable from the tenants. The recoverable amounts are based on actual expenses incurred. Expense recoveries are recognized as revenue in the period in which the applicable costs are incurred.
Note 4—Direct Operating Expenses
Direct operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. The direct operating expenses for the three months ended March 31, 2017 and for the year ended December 31, 2016, only include utilities, property taxes, insurance, repair and maintenance, and other miscellaneous operating expenses.
Note 5—Subsequent Events
Subsequent events were evaluated through August 31, 2017, the date on which the Historical Summary was issued.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS
This pro forma information should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the Securities and Exchange Commission.
The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2017, has been prepared to give effect to the acquisition as if the transaction had occurred on March 31, 2017.
The following unaudited pro forma condensed consolidated statements of comprehensive income for the three months ended March 31, 2017 and for the year ended December 31, 2016 have been prepared to give effect to the acquisition by the Company of the Property as if such acquisition had been completed on January 1, 2016.
These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the respective dates indicated; however, management is not aware of any material factors that would cause historical results not to be indicative of future results.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2017
(in thousands, except share data)
(Unaudited)

	March 31, 2017 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total March 31, 2017
ASSETS
Real estate:
Land	$171,729	$19,159	(b)	$190,888
Buildings and improvements, less accumulated depreciation of $23,781	842,469	129,779	(b)	972,248
Construction in progress	26,671	—		26,671
Total real estate, net	1,040,869	148,938		1,189,807
Cash and cash equivalents	64,414	(53,046)	(c)	11,368
Acquired intangible assets, less accumulated amortization of $10,353	110,885	31,349	(b)	142,234
Other assets, net	31,411	—		31,411
Total assets	$1,247,579	$127,241		$1,374,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $2,196	$175,794	$115,543	(d)	$291,337
Credit facility, net of deferred financing costs of $803	309,197	—		309,197
Accounts payable due to affiliates	8,672	—		8,672
Accounts payable and other liabilities	19,981	—		19,981
Intangible lease liabilities, less accumulated amortization of $768	6,739	11,698	(b)	18,437
Total liabilities	520,383	127,241		647,624
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value per share, 500,000,000 shares authorized; 91,032,935 shares issued; 90,427,297 shares outstanding	904	—		904
Additional paid-in capital	790,371	—		790,371
Accumulated distributions in excess of earnings	(65,689)	—		(65,689)
Accumulated other comprehensive income	1,608	—		1,608
Total stockholders’ equity	727,194	—		727,194
Noncontrolling interests	2	—		2
Total equity	727,196	—		727,196
Total liabilities and stockholders’ equity	$1,247,579	$127,241		$1,374,820

(a)	Historical information is derived from the unaudited condensed consolidated balance sheet included in the Company’s quarterly report on Form 10-Q as of March 31, 2017.

(b)
To record the pro forma effect of the acquisition of the Property, assuming the acquisition had occurred on March 31, 2017. The purchase price of the Property consists of the following: land $19.2 million, buildings and improvements $129.7 million, in-place lease value $29.9 million, above market lease $1.4 million and below market lease value $11.6 million.

(c)	Reflects the net change in cash and cash equivalents to consummate the transaction on March 31, 2017.

(d)	Reflects the note payable, net of deferred financing costs, associated with the acquisition of the Property.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Three Months Ended March 31, 2017
(in thousands, except share data and per share amounts)
(Unaudited)

	Three Months Ended March 31, 2017 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total Three Months Ended March 31, 2017
Revenue:
Rental and parking revenue	$19,682	$5,501	(b)	$25,183
Tenant reimbursement revenue	4,340	965	(b)	5,305
Total revenue	24,022	6,466		30,488
Expenses:
Rental and parking expenses	4,926	2,910	(b)	7,836
General and administrative expenses	925	—		925
Asset management fees	2,006	311	(c)	2,317
Depreciation and amortization	7,610	2,734	(d)	10,344
Total expenses	15,467	5,955		21,422
Income from operations	8,555	511		9,066
Interest expense, net	3,764	1,310	(e)	5,074
Net income (loss) attributable to common stockholders	$4,791	$(799)		$3,992
Other comprehensive income:
Unrealized income on interest rate swaps, net	$768	$—		$768
Other comprehensive income attributable to common stockholders	768	—		768
Comprehensive income (loss) attributable to common stockholders	$5,559	$(799)		$4,760
Weighted average number of common shares outstanding:
Basic	86,482,927	—		86,482,927
Diluted	86,499,543	—		86,499,543
Net income (loss) per common share attributable to common stockholders:
Basic	$0.06			$0.05
Diluted	$0.06			$0.05

(a)
Historical financial information is derived from the unaudited condensed consolidated statement of comprehensive income included in the Company's quarterly report on Form 10-Q for the three months ended March 31, 2017.

(b)
Represents pro forma results of the Property, assuming the acquisition had occurred on January 1, 2016. The Property was purchased on June 15, 2017. Amortization of above-market leases and below-market leases of approximately $403,000 is included in the pro forma adjustments for rental and parking revenue. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods.

(c)
Represents the estimated asset management fee payable to Carter Validus Advisors II, LLC on a monthly basis equal to 0.0625% of the aggregate asset value as of the last day of the immediately preceding month.

(d)
Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired on January 1, 2016. Real estate assets, other than land, are depreciated on a straight-line basis over their estimated useful lives.

Buildings and improvements	15 - 40 years
Identified intangible assets	Remaining term of related lease

(e)
Includes interest expense on the Property's note payable of $116,200,000 at an interest rate of 3.99% per annum, amortization of the deferred financing costs related to the note payable and interest expense on the proceeds from the secured credit facility, assuming the acquisition had occurred on January 1, 2016.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Year Ended December 31, 2016
(in thousands, except share data and per share amounts)
(Unaudited)

	Year Ended December 31, 2016 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total Year Ended December 31, 2016
Revenue:
Rental and parking revenue	$49,699	$21,585	(b)	$71,284
Tenant reimbursement revenue	6,732	4,051	(b)	10,783
Total revenue	56,431	25,636		82,067
Expenses:
Rental and parking expenses	8,164	12,031	(b)	20,195
General and administrative expenses	3,105	—		3,105
Acquisition related expenses	5,339	—		5,339
Asset management fees	4,925	1,246	(c)	6,171
Depreciation and amortization	19,211	10,937	(d)	30,148
Total expenses	40,744	24,214		64,958
Income from operations	15,687	1,422		17,109
Interest expense, net	4,390	5,211	(e)	9,601
Net income (loss) attributable to common stockholders	$11,297	$(3,789)		$7,508
Other comprehensive income:
Unrealized income on interest rate swaps, net	$840	$—		$840
Other comprehensive income attributable to common stockholders	840	—		840
Comprehensive income (loss) attributable to common stockholders	$12,137	$(3,789)		$8,348
Weighted average number of common shares outstanding:
Basic	66,991,294	—		66,991,294
Diluted	67,007,124	—		67,007,124
Net income (loss) per common share attributable to common stockholders:
Basic	$0.17			$0.11
Diluted	$0.17			$0.11

(a)	Historical financial information is derived from the consolidated statement of comprehensive income included in the Company's annual report on Form 10-K for the year ended December 31, 2016.

(b)
Represents pro forma results of the Property, assuming the acquisition had occurred on January 1, 2016. The Property was purchased on June 15, 2017. Amortization of above-market leases and below-market leases of approximately $1,612,000 is included in the pro forma adjustments for rental and parking revenue. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods.

(c)
Represents the estimated asset management fee payable to Carter Validus Advisors II, LLC on a monthly basis equal to 0.0625% of the aggregate asset value as of the last day of the immediately preceding month.

(d)
Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired on January 1, 2016. Real estate assets, other than land, are depreciated on a straight-line basis over their estimated useful lives.

Buildings and improvements	15 - 40 years
Identified intangible assets	Remaining term of related lease

(e)
Includes interest expense on the Property's note payable of $116,200,000 at an interest rate of 3.99% per annum, amortization of the deferred financing costs related to the note payable and interest expense on the proceeds from the secured credit facility, assuming the acquisition had occurred on January 1, 2016.